Exhibit B-32(b)



                           BY-LAWS

                             OF

           ENTERGY POWER GAS HOLDINGS CORPORATION





                          ARTICLE I

                           Offices

          The registered office of the Corporation shall  be

in  the  City of Wilmington, County of New Castle, State  of

Delaware.   The  Corporation also may have offices  at  such

other places, both within and without the State of Delaware,

as  from  time  to time may be designated by  the  Board  of

Directors.



                         ARTICLE II

                            Books

          The  books and records of the Corporation  may  be

kept  (except as otherwise provided by the laws of the State of Delaware) outside the State of Delaware and at such place or  places  as  from time to time may be designated  by  the

Board of Directors.



                         ARTICLE III

                  Meetings of Stockholders

           Section 1. Annual Meetings.  Each annual  meeting

of the stockholders shall be held (i) at a time fixed by the

Board  of  Directors, on the third Friday in May, if  not  a legal  holiday; (ii) if a legal holiday, then  at  the  same time  on the next business day which is not a legal holiday;

or  (iii) at such date and time during such calendar year as shall  be stated in the notice of the meeting or in  a  duly executed  waiver of notice thereof.  The annual  meeting  of the  stockholders  shall be held at the  principal  business office  of the Corporation or at such other place or  places either  within or without the State of Delaware  as  may  be designated  by  the  Board of Directors and  stated  in  the

notice   of   the  meeting.   At  each  such  meeting,   the

stockholders  shall elect by a plurality  vote  a  Board  of

Directors,  and  transact such other business  as  may  come before the meeting.

          Written  notice  of the time and place  designated

for   the  annual  meeting  of  the  stockholders   of   the

Corporation shall be delivered personally or mailed to  each stockholder entitled to vote thereat not less than ten  (10)

and not more than sixty (60) days prior to said meeting, but at  any  meeting at which all stockholders shall be present,

or  of which all stockholders not present have waived notice in  writing, the giving of notice as above described may  be dispensed with.  If mailed, said notice shall be directed to each  stockholder at his or her address as the same  appears on  the  stock ledger of the Corporation unless  he  or  she shall  have  filed with the Secretary of the  Corporation  a written  request that notices intended for him be mailed  to some other address, in which case it shall be mailed to  the address designated in such request.

           Section 2. Special Meetings.  Special meetings of

the  stockholders of the Corporation shall be held  whenever called  in the manner required by the laws of the  State  of

Delaware  for  purposes  as  to  which  there  are   special

statutory  provisions,  and  for  such  other  purposes   as

required or permitted by the Certificate of Incorporation or otherwise,  whenever called by resolution of  the  Board  of

Directors,  or by the Chairman of the Board, the  President,

or  the  holders of a majority of the issued and outstanding

shares  of  the common stock of the Corporation.   Any  such

special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places,  either within or without the State of Delaware,  as may be specified in the notice thereof.  Business transacted at  any  special meeting of stockholders of the  Corporation shall  be  limited  to  the purposes stated  in  the  notice thereof.  Except as otherwise expressly required by the laws

of   the   State   of   Delaware  or  the   Certificate   of

Incorporation,  written  notice  of  each  special  meeting,

stating   the   day,  hour  and place, and in general  terms

the  business  to be transacted thereat, shall be  delivered personally  or mailed to each stockholder entitled  to  vote thereat not less than ten (10) and not more than sixty  (60)

days  before the meeting.  If mailed, said notice  shall  be directed  to each stockholder at his or her address  as  the same  appears on the stock ledger of the Corporation  unless he  or  she  shall  have  filed with the  Secretary  of  the

Corporation a written request that notices intended for  him be  mailed to some other address, in which case it shall  be

mailed  to the address designated in said request.   At  any

special  meeting at which all stockholders shall be present,

or  of which all stockholders not present have waived notice in  writing, the giving of notice as above described may  be dispensed with.

          Section  3.  Quorum.   At  any  meeting   of   the

stockholders   of  the  Corporation,  except  as   otherwise

expressly  provided by the laws of the State of Delaware  or the  Certificate  of Incorporation, there must  be  present,

either  in  person  or by proxy, in order  to  constitute  a quorum,  stockholders owning a majority of  the  issued  and outstanding  shares of the common stock of  the  Corporation

entitled  to  vote  at  said meeting.   At  any  meeting  of

stockholders at which a quorum is not present,  the  holders of, or proxies for, a majority of the common stock which  is represented at such meeting, shall have power to adjourn the meeting  from  time  to  time,  without  notice  other  than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall  be  present  or  represented,  any  business  may  be transacted  which might have been transacted at the  meeting as  originally noticed.  If the adjournment is for more than thirty  (30) days, or if after the adjournment a new  record date  is  fixed for the adjourned meeting, a notice  of  the adjourned  meeting  shall be given to  each  stockholder  of record entitled to vote at the meeting.

           Section 4. Voting.  Each holder of record of  the

common  stock of the Corporation shall, at every meeting  of the  stockholders of the Corporation, be entitled to one (1)

vote  for each share of common stock standing in his or  her name on the books of the Corporation, and such votes may  be

cast  either  in  person  or  by  proxy,  appointed  by   an

instrument in writing, subscribed by such stockholder or  by his  or  her  duly authorized attorney, and filed  with  the

Secretary before being voted on, but no proxy shall be voted after  three  (3)  years from its date,  unless  said  proxy provides  for a longer period.  Except as otherwise required by  the laws of the State of Delaware or the Certificate  of

Incorporation,  the  holders of  the  common  stock  of  the

Corporation shall exclusively possess all voting  power  for the election of Directors and for all other purposes and are entitled  to  vote  on  each matter to  be  voted  on  at  a stockholders' meeting.

          The  vote on all elections of Directors and  other

questions  before the meeting need not be by ballot,  except upon demand by the holders of the majority of the shares  of the common stock of the Corporation present in person or  by proxy.

          When  a  quorum is present at any meeting  of  the

stockholders of the Corporation, the vote of the holders  of a  majority  of  the  shares of  the  common  stock  of  the

Corporation  and present in person or represented  by  proxy shall  decide  any  question brought  before  such  meeting,

unless  the question is one upon which, under any  provision of  the  laws of the State of Delaware or of the Certificate of  Incorporation,  a different vote is required,  in  which case such provision shall govern and control the decision of such question.

           Whenever  the vote of the holders of  the  common

stock of the Corporation at a meeting thereof is required or permitted  to  be  taken in connection  with  any  corporate action by any provision of the laws of the State of Delaware or  of  the  Certificate  of Incorporation,  such  corporate action  may be taken without a meeting, without prior notice and  without a vote, if a consent in writing, setting  forth the  action  so  taken, shall be signed by  the  holders  of outstanding common stock of the Corporation having not  less than the minimum number of votes that would be necessary  to authorize  or  take such action at a meeting  at  which  all shares  entitled  to  vote thereon were present  and  voted.

Prompt  notice of the taking of the corporate action without a  meeting by less than unanimous written consent  shall  be given  to those stockholders who have not consented  thereto in writing.

          Section  5. List of Stockholders.  The officer  of

the Corporation who shall have charge of the stock ledger of the  Corporation shall prepare and make, at least  ten  (10)

days  before every meeting of stockholders, a complete  list of  the  stockholders  entitled to  vote  at  said  meeting,

arranged  in alphabetical order and showing the  address  of each stockholder and the number of shares registered in  the name  of each stockholder.  Such list shall be open  to  the examination of any stockholder, for any purpose  germane  to the meeting, during ordinary business hours for a period  of at  least  ten (10) days prior to the meeting, either  at  a place within the city where the meeting is to be held, which place  shall be specified in the notice of the meeting,  or,

if not so specified, at the place where the meeting is to be held.  The list also shall be produced and kept at the  time and  place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section  6.  Organization.  The  Chairman  of  the

Board  or  the  President,  or in their  absence,  any  Vice

President,  shall call to order meetings of the stockholders and  shall act as chairman of such meetings.  The  Board  of

Directors or the stockholders may appoint any stockholder or any  Director  or  officer  of the  Corporation  to  act  as chairman  of  any meeting in the absence of the Chairman  of the Board, the President and all of the Vice Presidents.

          The  Secretary  of the Corporation  shall  act  as

secretary  of all meetings of the stockholders, but  in  the absence  of the Secretary the presiding officer may  appoint any other person to act as secretary of any meeting.



                         ARTICLE IV
                          Directors

          Section  1.  Powers.  The business and affairs  of

the  Corporation shall be managed by the Board of  Directors which may exercise all such powers and do all such acts  and things  as  may  be  exercised or done by  the  Corporation;

subject, nevertheless, to the provisions of the laws of  the

State of Delaware, the Certificate of Incorporation, and any

By-Laws  from  time  to  time passed  by  the  stockholders;

provided,   however,  that  no  By-Law  so   created   shall

invalidate any prior act of the Directors which was valid in the absence of such By-Law.

          Section  2.  Number of Directors.  The  number  of

Directors  which shall constitute the whole Board  shall  be not  less than one (1) nor more than ten (10).  Within  such limits,  the number of Directors may be fixed from  time  to time  by  vote  of  the stockholders  or  of  the  Board  of

Directors at any regular or special meeting.  Directors need not  be  stockholders.  Directors shall be  elected  at  the annual  meeting  of  the stockholders  of  the  Corporation,

except  as  herein provided, to serve until the next  annual

meeting   of   stockholders  and  until   their   respective

successors are duly elected and have qualified.

          Section  3. Vacancies.  Vacancies occurring  among

the  Directors  (other  than in the case  of  removal  of  a

Director)  shall  be  filled  by  a  majority  vote  of  the

Directors then in office with the consent of the holders  of a majority of the issued and outstanding common stock of the

Corporation,  or  by the sole remaining  Director  with  the consent  of  the  holders of a majority of  the  issued  and

outstanding   common  stock  of  the  Corporation,   or   by

resolution duly adopted by the holders of a majority of  the issued and outstanding common stock of the Corporation, at a special meeting held for such purpose, or by action taken in lieu  of  such  meeting, or at the next  annual  meeting  of stockholders following any vacancy.

            Section   4.   Removal.   At  any   meeting   of

stockholders of the Corporation called for the purpose,  the holders  of a majority of the issued and outstanding  shares of  the  common  stock of the Corporation  may  remove  from office,  with or without cause, any or all of the  Directors and  the  successor  of any Director  so  removed  shall  be elected  by  the  holders of a majority of  the  issued  and outstanding common stock of the Corporation at such  meeting or at a later meeting.

           Section 5. Meetings.  The first meeting  of  each

newly  elected Board of Directors shall be held  immediately following the annual meeting of stockholders and at the same place  at  which regular meetings of the Board of  Directors are held, or at such other time and place as may be provided by  resolution of the Board of Directors, and no  notice  of such  meeting  shall  be  necessary  to  the  newly  elected

Directors in order legally to constitute a meeting, provided a  quorum is present.  In the event that such first  meeting of  the newly elected Board of Directors is not held at  the time  and  place authorized by the foregoing provision,  the meeting  may  be  held at such time and place  as  shall  be specified in a notice given by the Sole Incorporator  or  as hereinafter  provided for special meetings of the  Board  of

Directors,  or  as  shall be specified in a  written  waiver signed by all the Directors.  Regular meetings of the  Board of  Directors  may be held without notice at such  time  and place,  either within or without the State of  Delaware,  as shall from time to time be determined by resolutions of  the

Board  of  Directors.   Special meetings  of  the  Board  of

Directors may be called by the Chairman of the Board  or  by the  President on reasonable notice as provided in these By-

Laws,  and  such  meetings shall be held  at  the  principal business office of the Corporation or at such other place or places,  either within or without the State of Delaware,  as shall be specified in the notice thereof.  Directors present thereat, by majority vote, may adjourn the meeting from time to  time, without notice other than an announcement  at  the meeting, until a quorum shall be present.  Except as may  be otherwise specifically provided by the laws of the State  of

Delaware, the Certificate of Incorporation or these By-Laws,

the  affirmative vote of a majority of the Directors present at  the  time of such vote shall be the act of the Board  of

Directors if a quorum is present.

          Section  6.  Notice of Meetings.   Notice  of  any

meeting of the Board of Directors requiring notice shall  be given to each Director by personal delivery or by mail or by telegram, in any case at least forty-eight (48) hours before the time fixed for the meeting.  At any meeting at which all

Directors  shall be present, or at which all  Directors  not present have waived notice in writing, the giving of  notice as  above described may be dispensed with.  Attendance of  a

Director  at a meeting shall constitute waiver of notice  of such meeting, except when such Director attends such meeting for  the  express purpose of objecting, at the beginning  of such  meeting,  to  the transaction of any business  because such meeting is not lawfully called or convened.

          Section  7.  Action by Consent.  Unless  otherwise

restricted by the Certificate of Incorporation or these  By-

Laws,  any action required or permitted to be taken  at  any meeting  of  the Board of Directors may be taken  without  a meeting,  if  all  members of the Board consent  thereto  in writing,  and  the writing or writings are  filed  with  the minutes of proceedings of the Board.

           Section 8. Telephonic Meetings.  Unless otherwise

restricted by the Certificate of Incorporation or these  By-

Laws, members of the Board of Directors may participate in a meeting  of  the Board by means of conference  telephone  or similar  communications equipment  by  means  of  which  all persons  participating in such meeting can hear each  other,

and participation in a meeting pursuant to this Section 8 of

Article  IV  shall  constitute presence in  person  at  such meeting.

          Section  9.   Resignations.  Any Director  of  the

Corporation may resign at any time by giving written  notice to  the  Board of Directors or to the Chairman of the Board,

the President or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein,

or,  if the time be not specified, upon receipt thereof; and

unless  otherwise  specified  therein,  acceptance  of  such resignation shall not be necessary to make it effective.



                          ARTICLE V

          Executive Committee and Other Committees

          Section  1.  Executive Committee.   The  Board  of

Directors  may,  by resolution passed by a majority  of  the whole Board of Directors, appoint an Executive Committee  of not less than two or more than five members, to serve during the  pleasure of the Board of Directors, to consist  of  the

Chairman  of  the Board, and such additional Director(s)  as the Board of Directors may from time to time designate.  The

Chairman  of the Board of the Corporation shall be  Chairman of the Executive Committee.

          Section  2.  Procedure.  The  Executive  Committee

shall  meet  at  the call of the Chairman of  the  Executive

Committee or of any two members.  A majority of the  members shall  be necessary to constitute a quorum and action  shall be taken by a majority vote of those present.

            Section  3.  Powers  and  Reports.   During  the

intervals  between the meetings of the Board  of  Directors,

the  Executive Committee shall possess and may exercise,  to the  fullest extent permitted by law, all the powers of  the

Board  of Directors in the management and direction  of  the business  and affairs of the Corporation, and may  authorize the  seal  of  the Corporation to be affixed to  all  papers which may require it.  The taking of action by the Executive

Committee  shall be conclusive evidence that  the  Board  of

Directors  was  not in session when such action  was  taken.

The  Executive Committee shall keep regular minutes  of  its proceedings and all action by the Executive Committee  shall be  reported  to the Board of Directors at its meeting  next following  the meeting of the Executive Committee and  shall be  subject  to  revision  or alteration  by  the  Board  of

Directors;  provided, that no rights of third parties  shall be affected by such revision or alteration.

          Section  4. Other Committees.  From time  to  time

the  Board  of  Directors,  by the  affirmative  vote  of  a majority of the whole Board of Directors, may appoint  other committees  for any purpose or purposes, and such committees shall  have  such  powers  as  shall  be  conferred  by  the

resolution    of   appointment.    In   the    absence    or

disqualification of a member of any committee (including the

Executive Committee), the member or members thereof  present at  any meeting and not disqualified from voting, whether or not  he/she  or  they constitute a quorum,  may  unanimously appoint another member of the Board of Directors to  act  at the  meeting  in  place of any such absent  or  disqualified member.



                         ARTICLE VI

                          Officers

           Section  1. Number, Election and Term of  Office.

The Board of Directors may elect a Chairman of the Board,  a

Chief  Executive Officer, and/or a Chief Operating  Officer,

and  shall elect a President, a Secretary, a Treasurer,  and in  their discretion, one or more Vice Presidents. The Chief

Executive  Officer  or,  if no Chief  Executive  Officer  is

elected,  the  President, subject to the  direction  of  the

Board  of Directors, shall have direct charge of and general

supervision   over   the  business  and   affairs   of   the

Corporation.   The  officers of  the  Corporation  shall  be

elected  annually by the Board of Directors at  its  meeting

held   immediately   after  the  annual   meeting   of   the

stockholders  (other  than the initial officers  elected  by unanimous  consent of the initial Board of  Directors),  and each shall hold his or her office until his or her successor shall  have been duly elected and qualified or until  he  or she  shall have died or resigned or shall have been  removed

by  majority  vote  of the entire Board of  Directors.   Any

number of offices may be held by the same person.  The Board of  Directors  may  from  time to time  appoint  such  other officers  and agents as the interest of the Corporation  may require and may fix their duties and terms of office.

          Section 2. Chairman of the Board.  The Chairman of

the  Board shall be a member of the Board of Directors.   He

or  she  shall  preside  at all meetings  of  the  Board  of

Directors, and shall have such other duties as from time  to time  may  be assigned to him by the Board of Directors,  by the Executive Committee or, if the President shall have been designated  chief executive officer of the  Corporation,  by the President.

          Section 3. President.  The President shall perform

all  duties  incident  to the office of  a  president  of  a corporation and such other duties as from time to  time  may be  assigned  to  him by the Board of Directors  or  by  the

Executive  Committee, or if the Chairman of the Board  shall

have   been  designated  chief  executive  officer  of   the

Corporation, by the Chairman of the Board.  At any time when the  office of the Chairman of the Board shall be vacant  or if  the Board of Directors shall not elect a Chairman of the

Board,  the President of the Corporation shall be the  chief executive officer of the Corporation.

          Section  4. Vice Presidents.  Each Vice  President

shall  have  such powers and shall perform such  duties  and from  time to time may be conferred upon or assigned to  him by  the Board of Directors or as may be delegated to him  by the  Chairman of the Board (if chief executive  officer)  or the President.

           Section 5. Secretary.  The Secretary, or  in  the

absence  or  inavailability of the Secretary,  an  Assistant

Secretary,  shall keep the minutes of all  meetings  of  the stockholders and of the Board of Directors in books provided for  the purpose; shall see that all notices are duly  given in  accordance with the provisions of the law and these  By-

Laws; shall be custodian of the records and of the corporate seal  of the Corporation; shall see that the corporate  seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed may attest  the same; may sign, with the Chairman of  the  Board

(if  chief  executive  officer), the  President  or  a  Vice

President, certificates of stock of the Corporation; and  in general, shall perform all duties incident to the office  of a  secretary of a corporation, and such other duties as from time  to  time may be assigned by the Chairman of the  Board

(if chief executive officer), the President or the Board  of

Directors.

          The  Secretary  shall also keep, or  cause  to  be

kept,  a  stock  book, containing the names,  alphabetically arranged,  of  all  persons  who  are  stockholders  of  the

Corporation, showing their places of residence,  the  number of  shares held by them respectively, and the time when they respectively became owners thereof.

           Section  6. Treasurer.  The Treasurer shall  have

charge  of  and  be  responsible for all funds,  securities,

receipts  and  disbursements of the Corporation,  and  shall deposit,  or  cause  to be deposited, in  the  name  of  the

Corporation,  all moneys or other valuable effects  in  such banks, trust companies or other depositories as shall,  from time  to time, be selected by the Board of Directors  or  by the  Treasurer  if so authorized by the Board of  Directors;

may  endorse  for  collection on behalf of the  Corporation,

checks,  notes and other obligations; may sign receipts  and vouchers  for  payments made to the Corporation;  singly  or jointly  with  another person as the Board of Directors  may authorize,  may sign checks on the Corporation and  pay  out and  dispose  of  the proceeds under the  direction  of  the

Board;  shall render or cause to be rendered to the Chairman of the Board (if chief executive officer), the President and the  Board  of Directors, whenever requested, an account  of the  financial condition of the Corporation; may sign,  with the  Chairman of the Board (if chief executive officer), the

President or a Vice President, certificates of stock of  the

Corporation;  and in general, shall perform all  the  duties incident to the office of a treasurer of a corporation,  and such  other  duties as from time to time may be assigned  by the  Chairman of the Board (if chief executive officer), the

President or the Board of Directors.

           Section  7. Tax Officers.  The Tax Officer  shall

have  the authority to communicate with the Internal Revenue

Service  and with state and local tax authorities, may  sign tax  returns, shall pay or cause to be paid taxes and  shall have the authority to settle tax liabilities in the name  or on behalf of the Corporation.

          Section  8.  Subordinate Officers.  The  Board  of

Directors  may appoint such assistant secretaries, assistant treasurers  and other subordinate officers as  it  may  deem

desirable.   Each  such officer shall hold office  for  such

period, have such authority and perform such duties  as  the

Board  of  Directors may prescribe.  The Board of  Directors may,  from  time  to  time, authorize  the  chief  executive officer  to appoint and remove subordinate officers  and  to prescribe the powers and duties thereof.

          Section  9.  Transfer  of Duties.   The  Board  of

Directors in its absolute discretion may transfer the  power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these

By-Laws,  except as otherwise provided by the  laws  of  the

State of Delaware.

          Section 10. Vacancies, Absences.  If the office of

Chairman  of the Board, President, Vice President, Secretary

or  Treasurer,  or  of any other officer  or  agent  becomes vacant  for any reason, the Board of Directors may,  but  is not  required to, choose a successor to hold office for  the

remainder  of  the  unexpired term.   Except  when  the  law

requires  the  act  of a particular officer,  the  Board  of

Directors  whenever  necessary may, in the  absence  of  any officer,  designate any other officer or properly  qualified employee,  to perform the duties of the one absent  for  the time  being,  and such designated officer or employee  shall have,  when so acting, all the powers herein given  to  such absent officer.

           Section  11.   Removals.  At any meeting  of  the

Board  of  Directors called for the purpose, any officer  or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of  the entire Board of Directors.

          Section  12.  Resignations.  Any officer or  agent

of  the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board,

the President or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified  therein or,  if the time is not specified, upon receipt thereof; and

unless  otherwise  specified  therein,  acceptance  of  such resignation shall not be necessary to make it effective.

          Section   13.   Compensation  of  Officers.    The

officers shall receive such salary or compensation as may be determined  by the affirmative vote of the majority  of  the

Board  of  Directors.  No officer shall  be  prevented  from receiving such salary or compensation by reason of the  fact that he or she is also a Director of the Corporation.



                         ARTICLE VII

                 Contracts, Checks and Notes

          Unless  the  Board  of Directors  shall  otherwise

specifically direct, all contracts, checks, drafts, bills of

exchange   and   promissory  notes  and   other   negotiable

instruments of the Corporation shall be executed in the name of  the  Corporation  by  the Chairman  of  the  Board,  the

President, a Vice President, Secretary or Treasurer  or  any

officer as may be designated by the Board of Directors.



                        ARTICLE VIII
                        Capital Stock

          Section    1.   Certificates   of   Stock.     The

certificates  for  shares of the stock  of  the  Corporation shall be in such form, not inconsistent with the Certificate of  Incorporation, as shall be prepared or approved  by  the

Board   of  Directors.   Every  holder  of  stock   in   the

Corporation  shall be entitled to have a certificate  signed by,  or  in the name of the Corporation, by the Chairman  of the  Board (if chief executive officer), the President or  a

Vice  President,  and  by  the Treasurer  or  the  Secretary

certifying the number of shares owned by him or her and  the date  of issue; and no certificate shall be valid unless  so

signed.   All  certificates shall be consecutively  numbered

and shall be entered in the books of the Corporation as they are issued.

          All   signatures   on  the  certificate   may   be

facsimile.  In case any officer, transfer agent or registrar who  has signed or whose facsimile signature has been placed upon  a  certificate shall have ceased to be  such  officer,

transfer  agent  or  registrar before  such  certificate  is issued,  it may be issued by the Corporation with  the  same effect as if he or she were such officer, transfer agent  or registrar at the date of issue.

          Section  2. Transfer of Stock.  Upon surrender  to

the Corporation or the transfer agent of the Corporation  of a  certificate  for shares duly endorsed or  accompanied  by proper  evidence of succession, assignment or  authority  to transfer,  the Corporation shall issue a new certificate  to the  person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section    3.   Registered   Stockholders.     The

Corporation shall be entitled to treat the holder of  record of  any  share  or  shares of stock as the  holder  in  fact thereof  and,  accordingly, shall not be bound to  recognize any  equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it

shall  have  express  or  other  notice  thereof,  save   as

expressly provided by the laws of the State of Delaware .

          Section 4. Lost Certificates Any person claiming a

certificate of stock to be lost or destroyed shall  make  an affidavit or affirmation of the fact and advertise the  same in  such  manner as the Board of Directors may require,  and the  Board of Directors, in its discretion, may require  the owner  of the lost or destroyed certificate, or his  or  her legal  representative, to give the Corporation a bond  in  a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against  it  on  account of the alleged  loss  of  any  such

certificate.   A new certificate of the same tenor  and  for

the  same number of shares as the one alleged to be lost  or destroyed may be issued without requiring any bond when,  in the judgment of the Directors, it is proper so to do.

          Section   5.  Record  Date.  In  order  that   the

Corporation  may  determine  the  stockholders  entitled  to notice  of or to vote at any meeting of stockholders or  any adjournment  thereof,  or to express  consent  to  corporate action  in writing without a meeting, or to receive  payment of  any  dividend or other distribution or allotment of  any rights,  or to exercise any rights in respect of any change,

conversion  or exchange of stock or for the purpose  of  any other  lawful  action, the Board of Directors  may  fix,  in advance,  a record date, which shall not be more than  sixty

(60)  nor  less than ten (10) days before the date  of  such meeting,  nor more than sixty (60) days prior to  any  other

action.   A determination of stockholders of record entitled

to  notice of or to vote at a meeting of stockholders  shall apply  to any adjournment of the meeting; provided, however,

that  the  Board of Directors may fix a new record date  for the adjourned meeting.



                         ARTICLE IX

                          Dividends

      Dividends upon the common stock of the Corporation may

be  declared  by  the Board of Directors at any  regular  or

special meeting, pursuant to law.  Dividends  may  be   paid

in   cash,  in property, or in shares of the common stock of

the   Corporation,   subject  to  the  provisions   of   the

Certificate of Incorporation.

          Before  payment of any dividend, there may be  set

aside  out  of  any funds of the Corporation  available  for dividends such sums as the Directors from time to  time,  in their  absolute  discretion, think proper as  a  reserve  or reserves to meet contingencies, or for equalizing dividends,

or   for  repairing  or  maintaining  any  property  of  the

Corporation,  or  for such other purpose  as  the  Directors shall  think  conducive to the interest of the  Corporation,

and the Directors may modify or abolish any such reserve  in the manner in which it was created.



                          ARTICLE X

                      Waiver of Notice

          Whenever  any  notice whatever is required  to  be

given  by statute or under the provisions of the Certificate of  Incorporation  or  these By-Laws, a  waiver  thereof  in writing  signed  by the person or persons entitled  to  said notice,  whether  before or after the time  stated  therein,

shall  be  equivalent  thereto,  unless  expressly  provided otherwise  in such statute, Certificate of Incorporation  or these By-Laws.



                         ARTICLE XI

                            Seal

      The  corporate  seal  of  the Corporation  shall  have

inscribed  thereon the name of the Corporation, the year  of its  organization and the words "Corporate Seal,  Delaware",

or   shall  be in such other form as the Board of  Directors

may prescribe.




                         ARTICLE XII

                         Fiscal Year

      The fiscal year of the Corporation shall be the calendar year.




                        ARTICLE XIII

          Indemnification; Advancement of Expenses;
          Insurance and Other Funding Arrangements

          Section 1. Mandatory Indemnification - Third Party

Actions.  The Corporation shall indemnify any person who was or  is  a party or is threatened to be made a party  to  any threatened, pending or completed action, suit or  proceeding

("Action"),  whether  civil,  criminal,  administrative   or

investigative (other than an Action by or in  the  right  of the Corporation) by reason of the fact that he or she is  or was  a Director, officer or employee of the Corporation,  or is  or  was serving at the request of the Corporation  as  a

Director,   officer  or  employee  of  another  corporation,

partnership,  joint  venture,  trust  or  other  enterprise,

against  expenses  (including attorneys'  fees),  judgments,

fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with such Action if  he acted  in  good  faith and in a manner he or she  reasonably believed  to  be in or not opposed to the best interests  of the  Corporation, and, with respect to any criminal  Action,

had  no  reasonable cause to believe his or her conduct  was unlawful.  The termination of any Action by judgment, order,

settlement, conviction, or upon a plea of nolo contendere or its  equivalent, shall not, of itself, create a  presumption that  the  person did not act in good faith and in a  manner which  he or she reasonably believed to be in or not opposed to  the  best interest of the Corporation, and, with respect to any criminal Action, had reasonable cause to believe that

his   or   her   conduct  was  unlawful.    The   right   to

indemnification under this Section 1 of Article  XIII  shall be  a  contract  right that may be enforced  in  any  lawful manner by a person entitled to such indemnification.

          Section  2. Mandatory Indemnification - Derivative

Actions.  The Corporation shall indemnify any person who was or  is  a party or is threatened to be made a party  to  any threatened, pending or completed Action by or in  the  right of  the  Corporation to procure a judgment in its  favor  by reason  of  the  fact that he or she is or was  a  Director,

officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, or employee of another corporation, partnership, joint venture,

trust  or  other  enterprise,  against  expenses  (including attorneys' fees) actually and reasonably incurred by him  or her  in  connection with the defense or settlement  of  such

Action  if he acted in good faith and in a manner he or  she reasonably  believed  to be in or not opposed  to  the  best

interests   of   the   Corporation  and   except   that   no

indemnification under these By-Laws shall be made in respect of  any claim, issue or matter as to which such person shall have  been adjudged to be liable to the Corporation,  unless and  only  to the extent that the Court of Chancery  of  the

State  of  Delaware or the court in which  such  Action  was brought, shall determine upon application that, despite  the

adjudication   of  liability  but  in  view   of   all   the

circumstances  of  the  case,  such  person  is  fairly  and reasonably entitled to indemnity for such expenses which the

Court  of  Chancery of the State of Delaware or  such  other court shall deem proper.  The right to indemnification under this Section 2 of Article XII shall be a contract right that may be enforced in any lawful manner by a person entitled to such indemnification.

           Section 3. Mandatory Indemnification - Successful

Party.  To the extent that a Director, officer, employee  or agent  of the Corporation has been successful on the  merits or  otherwise  in  defense  of any  Action  referred  to  in

Sections 1 or 2 of this Article XIII, or in defense  of  any

claim,  issue  or  matter  therein,  he  or  she  shall   be

indemnified  against  expenses (including  attorneys'  fees)

actually and reasonably incurred by him or her in connection therewith.  The right to indemnification under this  Section

3  of  Article XIII shall be a contract right  that  may  be enforced in any lawful manner by a person entitled  to  such indemnification.

          Section 4. Permissive Indemnification.  Except  as

otherwise  expressly provided in Section 2 of  this  Article

XIII,  the Corporation may also indemnify any person who  is or  was  a party or is threatened to be made a party to  any

Action  by  reason of the fact that he or she is  or  was  a

Director, officer, employee or agent of the Corporation,  or is  or  was serving at the request of the Corporation  as  a

Director, officer, employee or agent of another corporation,

partnership,  joint  venture,  trust  or  other  enterprise,

against  all  or part of any expenses (including  attorneys'

fees),  judgments,  fines  and amounts  paid  in  settlement actually and reasonably incurred by him or her in connection with  such  Action if it shall be determined  in  accordance with  the applicable procedures set forth in Section 5  that such  person  is  fairly  and reasonably  entitled  to  such indemnification.

          Section  5. Procedure.  Any indemnification  under

the  foregoing  provisions  of  this  Article  XIII  (unless ordered by a court) shall be made by the Corporation only as authorized  in  the specific case upon a determination  that indemnification of the Director, officer, employee or  agent is  proper  in  the circumstances because  he  has  met  the applicable standards of conduct set forth in Sections  1  or

2,  or  is entitled to indemnification under Section  4,  of this Article XIII.  Such determination shall be made (i)  by the  Board  of Directors by a majority vote of a quorum,  as defined  in  the Certificate of Incorporation or  these  By-

Laws,  consisting  of  Directors who are  not  or  were  not parties  to any pending or completed Action giving  rise  to the  proposed indemnification, or (ii) if such a  quorum  is

not   obtainable  or,  even  if  obtainable,  a  quorum   of

disinterested  Directors so directs,  by  independent  legal counsel in a written opinion, or (iii) by the stockholders.

           Section 6. Advance Payments.  Expenses (including

attorneys'  fees)  incurred  or reasonably  expected  to  be incurred  by  a  Director or officer of the  Corporation  in defending any Action referred to in Sections 1 or 2 of  this

Article XIII shall be paid by the Corporation in advance  of

the   final  determination  thereof  upon  receipt  by   the

Corporation of his or her written request therefor  and  his or  her  written promise to repay such amount  if  it  shall ultimately  be  determined that he is  not  entitled  to  be indemnified by the Corporation as authorized or required  by this  Article XIII.  The right of Directors and officers  to advancement of expenses under this Section 6 of Article XIII shall be a contract right that may be enforced in any lawful

manner  by  a Director or officer of the Corporation.   Such

expenses incurred by other employees and agents may be  paid upon  such  terms and conditions, if any, as  the  Board  of

Directors deems appropriate.

          Section   7.   Provisions  Not   Exclusive.    The

indemnification and advancement of expenses provided by,  or granted  pursuant  to,  this Article  shall  not  be  deemed exclusive  of  any other rights to which any person  seeking indemnification and advancement of expenses, may be entitled under  any  law, by-law, agreement, vote of stockholders  or disinterested Directors or otherwise, both as to  action  in his  or  her  official capacity and as to action in  another capacity while holding such office, and shall continue as to a  person who has ceased to be a Director, officer, employee or  agent  and  shall  inure to the benefit  of  the  heirs,

executors and administrators of such a person.

          Section   8.   Insurance.   The  Corporation   may

purchase and maintain insurance on behalf of any person  who is  or  was  a Director, officer, employee or agent  of  the

Corporation,  or  is or was serving at the  request  of  the

Corporation  as a Director, officer, employee, or  agent  of another  corporation, partnership, joint venture,  trust  or other enterprise, against any liability asserted against him or  her and incurred by him or her in any such capacity,  or arising out of his or her status as such, whether or not the

Corporation  would have the power to indemnify  him  against such liability under the provisions of this Article XIII.

           Section  9.  Other Arrangements.  The Corporation

also  may  obtain a letter of credit, act as a self-insurer,

create  a  reserve, trust, escrow, cash collateral or  other fund  or  account,  enter  into indemnification  agreements,

pledge  or  grant  a  security interest  in  any  assets  or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such  costs,  and upon  such  other  terms  and conditions  as  the  Board  of

Directors shall deem appropriate for the protection  of  any or all such persons.

          Section  10.  Severability.  If this Article  XIII

or  any portion hereof shall be invalidated on any ground by any  court  of competent jurisdiction, then the  Corporation shall  nevertheless indemnify each person  as  to  whom  the

Corporation has agreed to grant indemnity, as to liabilities and  expenses, and amounts paid or to be paid in  settlement with respect to any proceeding, including an action by or in the  right  of the Corporation, to the full extent permitted by  any  applicable portion of this Article XIII that  shall not  have  been invalidated and to the full extent permitted by applicable law.

          Section  11.  Miscellaneous. (a) For the  purposes

of  this  Article  XIII,  references  to  "the  Corporation"

include   all   constituent  corporations  absorbed   in   a

consolidation  or  merger,  as  well  as  the  resulting  or surviving corporation, so that any person who is  or  was  a

Director,  officer, employee or agent of such a  constituent corporation  or  is or was serving at the  request  of  such constituent corporation as a Director, officer, employee  or agent  of  another corporation, partnership, joint  venture,

trust  or other enterprise, shall stand in the same position under  the  provisions of this Article XIII with respect  to the resulting or surviving corporation as he or she would if he  had served the resulting or surviving corporation in the same capacity.

          (b)  For purposes of this Article XIII, references

to "other enterprises" shall include employee benefit plans;

references  to  "fines'  shall  include  any  excise   taxes

assessed  on  a person with respect to any employee  benefit plan;  and  references to "serving at  the  request  of  the

Corporation"  shall  include any  services  as  a  Director,

officer, employee or agent of the Corporation which  imposes duties  on, or involves services by, such Director, officer,

employee or agent with respect to an employee benefit  plan,

its participants or beneficiaries; and a person who acted in good  faith in a manner he or she reasonably believed to  be in  the interest of the participants and beneficiaries of an employee  benefit plan shall be deemed to have  acted  in  a

manner   "not   opposed  to  the  best  interests   of   the

Corporation" as referred to in this Article XIII.

          (c)    The  indemnification  and  advancement   of

expenses  provided by, or granted pursuant to, this  Article

XIII  shall,  unless otherwise provided when  authorized  or ratified,  continue as to a person who has ceased  to  be  a

Director, officer, employee or agent and shall inure to  the benefit of the heirs, executors and administrators of such a person.



                         ARTICLE XIV

                     General Provisions

          Section   1.  The  Chairman  of  the  Board,   the

President,  any  Vice  President or  the  Treasurer  of  the

Corporation may attend any meeting of the holders  of  stock or  other securities of any other corporation, any of  whose stock  or other securities are held by the Corporation,  and cast the votes which the Corporation is entitled to cast  as a  stockholder or otherwise at such meeting, or may  consent in  writing to any action by any such corporation,  and  may execute on behalf of the Corporation and under its corporate seal,  or otherwise, such written proxies, consents, waivers

or   other   instruments  as  he  may  deem   necessary   or

appropriate.   Any  of the foregoing acts or  functions  may

also  be  performed by any one or more of  such  persons  as shall  from  time  to time be authorized  by  the  Board  of

Directors  or  by a writing executed by the chief  executive officer of the Corporation.

           Section 2. The moneys of the Corporation shall be

deposited  in  the name of the Corporation in such  bank  or banks  or  trust company or trust companies as the Board  of

Directors  shall from time to time designate, and  shall  be drawn  out only by signed checks or by telephonic  or  other electronic advice given and subsequently confirmed by  means which  the  bank  or trust company may require,  by  persons designated  in a resolution or resolutions of the  Board  of

Directors  or by such other persons designated by a  writing

executed  by  persons  authorized  to  so  designate  in   a

resolution or resolutions of the Board of Directors.

          Section  3.  Notices to Directors and stockholders

shall  be  in writing and delivered personally or mailed  to the  Directors or stockholders at their addresses  appearing on  the  books of the Corporation.  Notice by mail shall  be deemed  to  be  given at the time when  the  same  shall  be mailed.  Notice to Directors may also be given by telegraph,

and  any  such  notice  shall be deemed  to  be  given  when delivered to an office of the transmitting company with  all charges prepaid.

           Section 4. Alterations, amendments or repeals  of

these By-Laws, or any of them, may be made by a majority  of the stockholders entitled to vote at any meeting thereof, if the  notice  of  such meeting contains a  statement  of  the proposed alteration, amendment or repeal, or by the Board of

Directors by a majority vote of the whole Board of Directors at  any meeting thereof, provided notice of such alteration,

amendment  or  repeal  has been given to  each  Director  in

writing.   No notice of any alteration, amendment or  repeal

need  be given if adopted by action taken at a meeting  duly held on waiver of notice.